UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37960 (Commission File Number)	33-0479020 (IRS Employer Identification No.)

240 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 20, 2019, Polar Power, Inc. (the “Company”) executed a Supplier Agreement with Citibank, N.A., which Supplier Agreement was executed by Citibank N.A., and became effective with respect to all parties, on June 4, 2019. Under the terms of the Supplier Agreement, the Company may from time to time offer to sell to Citibank certain of the Company’s accounts receivable relating to invoiced sales made by the Company to its customer, AT&T and its affiliates. Once AT&T approves the invoice issued by the Company, AT&T sends payment instructions to Citibank. The sale price is equal to the face amount of the receivable less the applicable discount charge calculated by multiplying the face amount of the receivable by (i) the annual discount rate (which is equal to the 90-day London Inter-bank Offered Rate (“LIBOR”) plus 1.00%) and (ii) the discount acceptance period (which is equal the number of days in the payment terms (e.g., net 90) less the number of days necessary to approve the invoice (e.g., 10 days)) divided by 360. By way of example, based upon the current pricing terms contained in the Supplier Agreement, on a $100 invoice payable in 90 days, and assuming a LIBOR rate of 2.80% and invoice approval period of 10 days, the Company would be eligible to receive $99.16 approximately 11 days after the issuance of the invoice to AT&T. This is equivalent to discounted terms of 0.84% 10 net 90.

Citibank may change the pricing terms at any time in its sole discretion upon at least thirty (30) days prior written notice to the Company. In addition, either party may terminate the Supplier Agreement upon thirty (30) business days prior written notice to the other party, provided that either party may terminate the agreement upon five (5) business days prior written notice if the other party is in breach of, or fails to perform any of its material obligations under the agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Supplier Agreement between Polar Power, Inc. and Citibank, N.A. dated effective as of June 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams
President, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Supplier Agreement between Polar Power, Inc. and Citibank, N.A. dated effective as of June 4, 2019.

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